SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2007 (May 2, 2007)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.		Other Events

On April 27, 2007 the Company announced the elimination of approximately 80 executive and administrative employees across the entire company; the closure of 3 manufacturing facilities in North Carolina, resulting in the elimination of approximately 150 employees; and the elimination of approximately 100 employees related to ongoing manufacturing operations across the Company.

The Company estimates this move will generate annualized savings of approximately $13 million.

The eliminated executive and administrative positions represent approximately 5 percent of the Company’s non-manufacturing workforce.

Item 9.01.		Financial Statements and Exhibits

(c)		Exhibit

	99	Press Release issued by the Company, dated April 27, 2007, announcing workforce and manufacturing realignment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release issued by the Company, dated April 27, 2007, announcing workforce and manufacturing realignment.